Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Paul K. Suijk
Senior Vice President and CFO
(804) 287-5694

Cadmus Communications to Acquire Printing Operations of LexisNexis®

in Charlottesville, VA and Conklin, NY

Companies Enter Into Five-Year Agreement for

Printing and Related Services

Richmond, Virginia (February 5, 2007) — Cadmus Communications Corporation (NASDAQ/GM: CDMS) announced today that it has entered into an agreement to acquire LexisNexis’ conventional printing operations in Charlottesville, Virginia and its digital printing operations in Conklin, New York, and simultaneously has entered into a five-year agreement with LexisNexis to produce substantially all of LexisNexis’ printing requirements. LexisNexis, a division of Reed Elsevier, is a leading provider of information and services solutions to the legal, news and business information markets and a long-term customer of Cadmus.

According to Bruce Thomas, chief executive officer of Cadmus Communications, “This transaction represents an exciting expansion of our publisher services business and an important extension of our relationship with Reed Elsevier. As a market leader in publisher services, we are committed to growing with our customers and providing long term sustainable value. This acquisition, coupled with Cadmus’ long history of experience and specialized knowledge of the print industry and publishing market, will permit us to expand our position in the legal and business information market and also to offer a broader range of press and finishing capabilities to our publishing customers.”

Virtually all of the approximately 90 employees in Charlottesville and 35 employees in Conklin will transition to Cadmus as result of the transaction. The deal will not directly impact other LexisNexis operations.

In announcing the agreement, LexisNexis noted that it will be better able to concentrate its efforts and investments in areas critical to enhancing its competitive position in the markets it serves. “Through this transaction with Cadmus, we can maintain and enhance our position and capabilities in print while directing more of our attention and resources to developing innovative solutions for our customers,” said Ed Gould, senior vice president of Global Production for LexisNexis. “Cadmus has been a strong partner over the years and we look forward to continuing to work closely with them in the future.”

ABOUT LEXISNEXIS

LexisNexis® (www.lexisnexis.com) is a leading provider of information and services solutions, including its flagship Web-based Lexis® and Nexis® research services, to a wide range of professionals in the legal, risk management, corporate, government, law enforcement, accounting and academic markets. A member of Reed Elsevier [NYSE: ENL; NYSE: RUK] (www.reedelsevier.com), LexisNexis serves customers in 100 countries with 13,000 employees worldwide.

ABOUT CADMUS

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the world’s largest provider of content management and production services to scientific, technical and medical journal publishers, the fifth largest periodicals printer in North America, and a leading provider of specialty packaging and promotional printing services. Additional information about Cadmus is available at www.cadmus.com.

Statements contained in this release relating to Cadmus’ future prospects and performance are “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the overall economic environment, (2) the equity market performance and interest rate environment, which can impact our pension liability, (3) the impact of price increases for energy and other materials and services affected by higher oil and fuel prices, (4) our ability to grow revenue and market share in the educational and government services markets, (5) significant price pressure in the markets in which we compete, (6) the loss of significant customers or the decrease in demand from customers, (7) our ability to continue to obtain improved efficiencies and lower production costs, (8) the financial condition and ability to pay of certain customers, (9) our ability to implement and realize the expected benefits associated with our equipment replacement and consolidation plan, including our ability to successfully complete certain consolidation initiatives and effect other restructuring actions, (10) our ability to operate effectively in markets outside of North America, (11) our ability to realize the tax benefits associated with certain transactions, (12) our ability to implement and realize the expected benefits associated with our increased operations in Asia, and (13) if the previously announced merger with Cenveo, Inc. is not consummated, (a) our ability to operate effectively with higher levels of debt and reduced equity and earnings due to costs associated with the merger effort, (b) our ability to retain key employees, (c) the potential negative impact on the Company’s common stock price, and (d) the general disruption on customers and operations associated with the merger effort. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. The information provided in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.